UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 5, 2011

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement

On May 5, 2011, LTC Properties, Inc. signed an amendment to its note purchase and private shelf agreement with affiliates and managed accounts of Prudential Investment Management, Inc. (individually and collectively, “Prudential”).  The amendment conforms the definitions and financial covenants contained in the note purchase and private shelf agreement to those contained in the Company’s unsecured credit facility.

The amendment contains standard covenants including requirements to maintain financial ratios such as debt to asset value ratios.  Under the amendment, maximum total indebtedness shall not exceed 50% of total asset value as defined in the amendment.  Borrowings under the Company’s note purchase and private shelf agreement are limited by reference to the value of unencumbered assets.  Under the amendment, maximum unsecured debt shall not exceed 60% of the value of the unencumbered asset pool as defined in the amendment.  As of May 5, 2011, the Company had $50 million outstanding in senior unsecured notes sold by the Company to Prudential in July 2010.

The foregoing description of the amendment is qualified in its entirety by reference to the provisions of the amendment filed as an exhibit hereto.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

10.1         Amendment and Modification to Note Purchase and Private Shelf Agreement dated May 5, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 5, 2011	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President